Exhibit 99.1

Millennial Media Completes Acquisition of Jumptap

Combined company offers the largest and most complete suite of solutions, enabling brands to connect to consumers in highly engaging and measurable ways

Baltimore, MD—November 6, 2013— Millennial Media (NYSE:MM), the independent leader in mobile advertising, today announced it has completed its acquisition of Jumptap. The acquisition further strengthens Millennial Media as it aims to redefine advertising using mobile as the foundation.

With the completed acquisition, Millennial Media will integrate Jumptap’s assets into the company’s existing technology platform, including cross-screen targeting, comprehensive third-party data assets, and advanced real-time bidding technology. Millennial Media’s enhanced position in the programmatic market now includes one of the most mature mobile DSP bidders (at over 1.5 billion bids per day), and one of the world’s largest mobile exchanges, MMX.

“With the acquisition of Jumptap, we are excited to extend our industry-leading mobile ad platform to better serve the needs of our brand and performance advertisers and intensify our innovation on their behalf,” said Paul Palmieri, Chairman and CEO, Millennial Media. “Jumptap’s assets are incredibly complementary to what we have built at Millennial Media, and our combined team will have the technology, products, and expertise to help define what the future of digital advertising can be — which undeniably has its foundation in mobile.”

Millennial Media’s strengths in brand advertising, supply side scale and international business will be complemented by Jumptap’s strengths in third-party data, cross-screen reach and programmatic buying. Jumptap has partnerships with more than 20 third-party data providers, and the new Millennial Media offering will have more than 480 million consumer profiles.

The acquisition strengthens the Millennial Media executive team and brings an influx of sales, engineering, and technology talent.  Frank Weishaupt, Bob Hammond and Adam Soroca have all joined the Millennial Media senior executive team.

Millennial Media will also acquire 62 issued patents and more than 50 additional patent applications owned by Jumptap covering fundamental aspects of mobile advertising targeting.

Millennial Media will discuss the acquisition, along with its 2013 third quarter financial results, on its quarterly conference call on Wednesday, November 13, 2013, at 5:00 p.m. ET.   Please note the new dial-in number for the conference call as follows:   866-700-6293 (U.S.) or 617-213-8835 (international) using passcode 88255794.  The conference call will also be available via live webcast under the Investor Relations section of Millennial Media’s website at http://investors.millennialmedia.com.

If you are unable to listen to the live conference call, a replay will be available through November 20, 2013, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 15389664.  An archived version of the webcast will also be available at http://investors.millennialmedia.com.

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About Millennial Media

Millennial Media is the leading independent audience platform in digital advertising. The company’s mobile-first approach to audience targeting helps brands connect to consumers in powerful ways and helps developers maximize their revenue. Its robust cross-screen targeting capabilities, enabled by its unique data asset and full technology stack, deliver meaningful results for advertisers and developers.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Millennial’s actual results could differ materially from those expressed or implied by such statements.  These risks and uncertainties include but are not limited to the ability to integrate the two businesses and the ability to realize the expected benefits from the acquisition. Further information on these and other factors is included in Millennial’s filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, the definitive proxy statement related to the issuance of Millennial shares in connection with the acquisition of Jumptap, and the Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2013.  These documents are available on the ‘SEC Filings’ section of the Investor Relations page of Millennial’s website at http://investors.millennialmedia.com. All forward-looking statements are based on information available to Millennial as of the date hereof, and Millennial does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.

Source: Millennial Media, Inc.

Millennial Media, Inc.
Investor Relations
Joe Wilkinson, 443-681-6238
IR@millennialmedia.com
or
Media Relations
Matthew Lindberg, 203-682-8214
press@millennialmedia.com